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                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

                                                               December 19, 2002


Seacoast Financial Services Corporation
One Compass Place
New Bedford, Massachusetts 02740

Attn: Kevin G. Champagne, President and CEO

     RE: CONSULTING AND NONCOMPETITION AGREEMENT

Gentlemen:

     I am writing to confirm the arrangement we have agreed upon with respect to certain assurances you have requested me to provide to Seacoast Financial Services Corporation and its affiliates ("YOU" or the "COMPANY"). I am a stockholder of and have served as Chairman, President and Chief Executive Officer of Bay State Bancorp, Inc. ("SELLER") and have served as Chairman and Chief Executive Officer of Bay State Federal Savings Bank ("SELLER BANK"), Seller Bank's banking subsidiary. As you know, Seller is about to enter into an Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT") pursuant to which Seller will be acquired by the Company. Capitalized terms used and not defined in this Agreement shall have the meanings defined in the Merger Agreement.

     We have agreed as follows:

     1. BACKGROUND. I have served as Chairman, President and Chief Executive Officer of Seller since its organization in 1998. In addition, I have served as Chief Executive Officer of Seller Bank since 1976 and as Chairman since 1996. During my tenure as chief executive, Seller Bank converted from a mutual to a stock institution and has achieved substantial growth. As a result of my employment I have acquired unique and substantial knowledge concerning the business of providing banking services in the highly competitive market area served by Seller Bank (the "BUSINESS"), as well as confidential and proprietary information concerning the Business and Seller. In order to induce you to enter into the Merger Agreement, you have requested me to provide you with certain agreements and assurances. By means of this Agreement, I am providing you with those agreements and assurances.

     2. CONSULTING SERVICES. You have requested that I provide consulting services to you during the one-year period next following the Closing Date under the Merger Agreement (the "CONSULTING PERIOD") with respect to the Business.

            2.1 COMPENSATION. I hereby agree to serve the Company as an independent consultant to perform such services related to the Business as the Company may request me to provide from time to time during the Consulting Period (the "CONSULTING SERVICES"). My compensation for such Consulting Services shall be $100,000 per year, payable no less often

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than monthly in arrears. In addition the Company shall reimburse me for travel and other expenses incurred at the direction of the Company. All such Consulting Services shall be provided to the Company on the terms and conditions set forth in this Agreement. While performing Consulting Services I shall comply with all rules, procedures and standards promulgated from time to time by the Company with regard to my conduct and my access to and use of the Company's property, equipment and facilities.

            2.2 LOCATION OF CONSULTING SERVICES. I agree to provide Consulting Services in the market area of Seller Bank prior to its acquisition by the Company. I agree to consult at the Company's offices up to a maximum of five (5) business days per month.

            2.3 NATURE OF CONSULTING SERVICES. While Chairman, President and Chief Executive Officer, I was integrally involved in the development of a business plan for Seller and Seller Bank, which resulted in Seller and Seller Bank remaining competitive in a highly competitive market area. Seller Bank's market area is at a considerable geographic distance from the market areas served by the Company's banks, and such market area has demographics and competitive factors that are significantly different from those in the market areas served by the Company's banks. To ensure that the Company possesses the necessary knowledge and experience to successfully operate in Seller Bank's market area, thereby assuring continuation of the excellent performance and growth of Seller Bank's branch offices, I agree to provide the Company with:

                   (a) CONSULTING SERVICES REGARDING MARKET AREA OF SELLER BANK. I will consult with Company management to provide the expertise that I have gained during my tenure as the chief executive of Seller regarding Seller Bank's market area. I will work with management to ensure that Seller Bank's branch offices continue to experience growth in the area of deposits and loans and remain competitive. In addition, I will work with Company management to ensure that the Company continues to serve the needs of the low- and moderate-income families in Seller Bank's market area.

                   (b) CONSULTING SERVICES REGARDING MARKETING AND BUSINESS HISTORY. I will provide the Company with a full background of the historical operations of Seller Bank, including detailed information on the marketing approaches that Seller Bank has used to retain and attract customers.

                   (c) CONSULTING SERVICES REGARDING INTEGRATION OF OPERATIONS AND OF PERSONNEL. I will consult with the Company to ensure that Seller Bank's operations are successfully integrated with Company Bank's operations. I will work with Company management to ensure that those Seller Bank employees who become employees of Company Bank continue as valuable employees who contribute to the overall success and growth of the Company and are successfully integrated into the Company's corporate culture.

                   (d) INTRODUCTION TO COMMERCIAL BORROWERS. A significant source of the Seller Bank's success has been derived from its uniquely favorable relationships with its commercial borrowers, especially including borrowers owning multi-family apartment units in the Seller Bank's market area. In the course of my activities as an officer of the Seller Bank, I was directly involved with these customers and know substantially all of them on a personal

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basis. I will endeavor to ensure that these customers remain customers of one of the Company's banks after the Merger.

                   (e) AVAILABILITY. I will be available to consult with the Company up to eight (8) hours per week at mutually agreeable times.

     3. INDEPENDENT CONTRACTOR. In furnishing such services, I understand that I will at all times be acting as an independent contractor of the Company acting for the Company only on a temporary basis, during the Consulting Period. As such, I understand that my relationship with the Company is only intended to last for a short period of time so as to permit the Company to become fully conversant with the operations of the Business and to provide for a transition pursuant to which Seller customers will become accustomed to dealing with individuals other than me in connection with the Business. I understand and agree that I will not be an employee of the Company and will not by reason of this Agreement or by reason of my services to the Company be entitled to participate in or to receive any benefit or right under any of the Company's employee benefit or welfare plans. I will be responsible for paying all Social Security, withholding and other taxes required by law to be paid as and when the same become due and payable.

     4.  NONCOMPETITION AND NONSOLICITATION.

            4.1 NONCOMPETITION. During the three-year period after the Effective Date of the Merger ("NONCOMPETITION PERIOD") I will not (a) alone, or as a member, employee, agent, consultant, advisor, independent contractor, partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity, directly or indirectly compete in Massachusetts or Rhode Island with the business conducted by the Seller, the Seller Bank, the Company, either of the Company's banks, or any affiliate of any of the foregoing, or (b) directly or indirectly become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in Massachusetts or Rhode Island (a "COMPETING BUSINESS") other than the Company or any of its subsidiaries, provided, however, that this provision shall not prohibit me from owning bonds, non-voting preferred stock or up to two percent (2%) of the outstanding common stock of any such entity if such common stock is publicly traded.

            4.2 NONSOLICITATION. During the Noncompetition Period, I will not
(i) solicit or induce, or cause others to solicit or induce, any employee of the Company or any of its subsidiaries to leave the employment of such entities,
(ii) hire or attempt to hire any employee of the Company or any of its subsidiaries or assist in such hiring by any other Person, or (iii) solicit or encourage (whether by mail, telephone, personal meeting or any other means) any customer of the Company or any of its subsidiaries to transact business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with the Company or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between the Company or its subsidiaries and any such customers.

            4.3 CONSIDERATION. In consideration of my obligations under this
Section 4, you have agreed to pay me $366,666 per year, payable no less often than monthly in arrears.

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Payments under this Section 4.3 are in addition to my compensation for
Consulting Services, as set forth in Section 2.1.

     5. TERMINATION BY THE COMPANY. I understand that my relationship with the Company may only be terminated by the Company for "Cause," after written notice specifying the basis for the Company's belief that there is a basis for termination for Cause. For purposes of this Agreement, termination for Cause shall mean termination because of my personal dishonesty, willful misconduct, any breach of fiduciary duty involving, personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement.

     6. NO DISCLOSURE OF CONFIDENTIAL INFORMATION. While providing the Consulting Services to the Company and thereafter, I shall not, directly or indirectly, use any Confidential Information (as hereinafter defined) other than pursuant to my provision of the Consulting Services by and for the benefit of the Company, or disclose to anyone outside of the Company any such Confidential Information. The term "CONFIDENTIAL INFORMATION" as used throughout this Agreement shall mean all names of customers of Seller, the Company or any affiliate of either ("AFFILIATED PERSON") and all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by a consultant or employee of any Affiliated Person (including myself) or received by an Affiliated Person from an outside source, which is in the possession of any Affiliated Person (whether or not the property of any Affiliated Person) and which is maintained in secrecy or confidence by any Affiliated Person or which might permit any Affiliated Person or its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information. Notwithstanding the foregoing, the term Confidential Information shall not apply to information which any Affiliated Person (other than myself) has voluntarily disclosed to the public without restriction or which has otherwise lawfully entered the public domain. I understand that an Affiliated Person from time to time has in its possession information which represents information which is claimed by others to be proprietary and which such Affiliated Person has agreed to keep confidential. I agree that all such information shall be Confidential Information for purposes of this Agreement.

     7. ALL CONFIDENTIAL INFORMATION PROPERTY OF THE COMPANY. I agree that all originals and all copies of materials containing, representing, evidencing, recording, or constituting any Confidential Information, however and whenever produced (whether by myself or others), shall be the sole property of the Company.

     8. INJUNCTIVE RELIEF. I fully understand and agree that money damages alone will not adequately compensate the Company for breach of any of the covenants and agreements herein. Therefore, I agree and understand that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to the Company, at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms of this Agreement, and I hereby consent to the entry of an order requiring me to refrain from activities inconsistent with this Agreement.

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     9.  SEVERABILITY. The parties hereby request that any court which may be requested to enforce this Agreement do so in accordance with its specific terms. However, if it should for some reason be contrary to public policy to effectuate the intentions of the parties in interpreting this Agreement, the parties have agreed as follows:

            9.1 In the event that any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

            9.2 If, after application of the immediately preceding Section, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

     10. NOTICES. Any notice given pursuant to this Agreement shall be in writing and shall be sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their addresses set forth in this Agreement or to such other address as any party may hereafter designate to the others by like notice. Notices shall be deemed given when personally delivered, or, if mailed, on the earlier of (i) the third day after being deposited in the mails as aforesaid and (ii) the date on which received. The foregoing provisions shall not, however, prohibit the giving of actual written notice in any other manner.

     11. ENTIRE AGREEMENT/MODIFICATION/WAIVER. This Agreement sets forth the entire understanding between the parties relating to the subject matter hereof and supersedes all prior correspondence, conversations and memoranda or other writings between them with respect to such subject matter. No promises, covenants or representations of any character or nature other than those expressly stated herein have been made to induce either party to enter into this Agreement. Neither this Agreement nor any part hereof may be modified, amended, terminated, waived or discharged except by a writing duly signed by the party sought to be bound. Failure by the Company to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions.

     12. SURVIVAL OF TERMS. This Agreement shall be binding upon me, my heirs, legal representatives, assigns and designees, irrespective of the duration of my relationship with the Company, the reasons for the termination of my relationship with the Company, or the amount of my compensation. Except as otherwise provided herein, my obligations hereunder shall survive the termination of my relationship with the Company.

     13. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws. This Agreement is executed under seal.

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     14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     15. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16. EFFECTIVENESS. Notwithstanding anything herein to the contrary, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.

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     Please confirm that the foregoing represents our mutual understanding by signing and returning to me a copy of this Agreement.


                                              /s/ John F. Murphy
                                             -------------------------------
                                             John F. Murphy


Agreed to and Accepted:

SEACOAST FINANCIAL SERVICES CORPORATION

By: /s/ Kevin G. Champagne
   ---------------------------------
   Kevin G. Champagne
   President and CEO

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